Exhibit 99.2

Hell’s Kitchen Project Salton Sea Geothermal Field, Imperial County, CA March 2026 One of America’s Largest & Most Advanced Geothermal Power + Critical Minerals Projects

2 This presentation contemplates the proposed business combination involving Plum Acquisition Corp. IV (“Plum IV”) and Controlled Thermal Resources Holdings Inc. (”CTR”), Definitive Documentation Additional information regarding the Business Combination Agreement and its proposed terms will be filed by Plum IV on Form 8 - K. The Proposed Transactions are subject to shareholder approvals, regulatory approvals, and other customary closing conditions. Additional Information and Where to Find It In connection with the transactions contemplated by the Business Combination Agreement (the “Proposed Transactions”), Plum IV and CTR intend to file with the SEC a registration statement on Form S - 4 (as may be amended, the “Registration Statement”), which will include a preliminary proxy statement of Plum IV as well as a preliminary prospectus relating to the offer of securities to be issued to the stockholders of CTR (the “Proxy Statement/Prospectus”). After the Registration Statement is declared effective, a definitive proxy statement and other relevant documents will be mailed to shareholders of Plum IV as of the record date to be established for voting on the Proposed Transactions and other matters as described in the Proxy Statement/Prospectus. Plum IV will also file other documents regarding the Proposed Transactions with the SEC. This presentation does not contain all of the information that should be considered concerning the Proposed Transactions and is not intended to form the basis of any investment decision or any other decision in respect of the Proposed Transactions. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, SHAREHOLDERS OF PLUM IV AND OTHER INTERESTED PARTIES ARE URGED TO READ, WHEN AVAILABLE, THE PRELIMINARY PROXY STATEMENT/PROSPECTUS, AND AMENDMENTS THERETO, AND THE DEFINITIVE PROXY STATEMENT/PROSPECTUS AND ALL OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC IN CONNECTION WITH PLUM IV’S SOLICITATION OF PROXIES FOR THE EXTRAORDINARY GENERAL MEETING OF ITS SHAREHOLDERS TO BE HELD TO APPROVE THE PROPOSED TRANSACTIONS AND OTHER MATTERS AS DESCRIBED IN THE PROXY STATEMENT/PROSPECTUS BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT PLUM IV, CTR AND THE PROPOSED TRANSACTIONS. Investors and security holders will also be able to obtain copies of the Registration Statement and the Proxy Statement/Prospectus and all other documents filed or to be filed with the SEC by Plum IV, without charge, once available, on the SEC’s website at www.sec.gov or by directing a request to: Plum Acquisition Corp. IV, 2021 Fillmore St., #2089, San Francisco, California 94115, Attention: Kanishka Roy, or by email at plumir@icrinc.com. Participants in the Solicitation Plum IV, CTR and their respective directors and executive officers may be deemed participants under SEC rules in the solicitation of proxies from Plum IV’s shareholders in connection with the Proposed Transactions. A list of the names of such directors and executive officers, and information regarding their interests in the Proposed Transactions and their ownership of Plum IV’s securities is, or will be, contained in Plum IV’s filings with the SEC. Additional information regarding the interests of the persons who may, under SEC rules, be deemed participants in the solicitation of proxies from Plum IV’s shareholders in connection with the Proposed Transactions, including the names and interests of CTR’s directors and executive officers, will be set forth in the Proxy Statement/Prospectus, which is expected to be filed by Plum IV and CTR with the SEC. Investors and security holders may obtain free copies of these documents as described above. No Offer or Solicitation This presentation is for informational purposes only and is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Proposed Transactions and shall not constitute an offer to sell or exchange, or a solicitation of an offer to buy or exchange the securities of Plum IV or CTR, or any commodity or instrument or related derivative, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. This presentation is not, and under no circumstances is to be construed as, a prospectus, an advertisement or a public offering of the securities described herein in the United States or any other jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act or an exemption therefrom. Investors should consult with their counsel as to the applicable requirements for a purchaser to avail itself of any exemption under the Securities Act. Disclaimer

3 Forward - Looking Statements This presentation contains certain forward - looking statements within the meaning of the U.S. federal securities laws with respect to the Proposed Transactions and the parties thereto. All statements contained in this presentation other than statements of historical fact, including, without limitation, statements regarding the Proposed Transactions between Plum IV and CTR; the anticipated benefits and timing of the Proposed Transactions; expected trading of the combined company’s securities on the Nasdaq; the building of CTR’s flagship Hell’s Kitchen Project; the anticipated benefits and timing of CTR’s flagship Hell’s Kitchen Project, the combined company’s future financial performance; the ability of the combined company to execute its business strategy, its market opportunity and positioning; and other statements regarding management’s intentions, beliefs, or expectations with respect to the combined company’s future performance, are forward - looking statements. Forward - looking statements are often identified by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would,” and similar expressions, but the absence of these words does not mean that a statement is not forward - looking. These forward - looking statements are based on the current expectations and assumptions of Plum IV and CTR and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward - looking statements. Such risks and uncertainties include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Business Combination Agreement; (2) the outcome of any legal proceedings that may be instituted against the parties following the announcement of the Proposed Transactions and any definitive agreements with respect thereto; (3) the inability to complete the Proposed Transactions, including due to failure to obtain approval of the shareholders of Plum IV and CTR or other conditions to closing; (4) the risk that the Proposed Transactions may not be completed by Plum IV’s business combination deadline and the potential failure to obtain an extension of the business combination deadline if sought by Plum IV; (5) the inability to maintain the listing of Plum IV’s securities or to obtain or maintain the listing of the combined company's securities on the Nasdaq, the New York Stock Exchange, or another national securities exchange following the Proposed Transactions; (6) the risk that the Proposed Transactions disrupts CTR’s current plans, business relationships, performance, operations and business generally as a result of the announcement and consummation of the Proposed Transactions; (7) the risk that the price of the combined company’s securities may be volatile due to a variety of factors, including changes in laws, regulations, technologies, natural disasters, geopolitical tensions, and macro - economic and social environments affecting its business; (8) the ability to recognize the anticipated benefits of the Proposed Transactions, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably and retain its key employees; (9) costs related to the Proposed Transactions; (10) changes in applicable laws or regulations; (11) risks related to CTR’s business, including fluctuations in demand and prices for lithium and other critical minerals, competition within the industry, the risks inherent in development projects and exploration activities, potential delays or cost overruns in capital expenditures, the ability to secure necessary raw materials, compliance with regulatory requirements, environmental and safety obligations, economic and market conditions, and political or geopolitical developments; and (12) other risks detailed from time to time in Plum IV’s filings with the SEC, including the Registration Statement and related documents filed or to be filed in connection with the Proposed Transactions. The foregoing list of risk factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of Plum IV’s Annual Report on Form 10 - K filed with the SEC on March 31, 2025, subsequent Quarterly Reports on Form 10 - Q and the Registration Statement and Proxy Statement/Prospectus that will be filed by Plum IV and CTR, and other documents filed by Plum IV from time to time with the SEC, as well as the list of risk factors included herein. These filings identify and address other important risks and uncertainties that could cause actual results to differ materially from those contained in the forward - looking statements. Additional risks and uncertainties not currently known or that are currently deemed immaterial may also cause actual results to differ materially from those expressed or implied by such forward - looking statements. Readers are cautioned not to put undue reliance on forward - looking statements, and none of the parties or any of their representatives assumes any obligation and do not intend to update or revise these forward - looking statements, each of which is made only as of the date of this presentation. Disclaimer Cont.

Plum Acquisition IV – Successfully Listing Promising Private Companies

30 Years of Experience



Kanishka Roy
Chairman and CEO

- **Former Global Head of Origination at Morgan Stanley,** responsible for initiating large, transformative and **industry-shaping mergers**, and executing multi-billion-dollar IPOs
- **Strategic executive** with deep growth-stage expertise, having led multiple Nasdaq-listed SPAC platforms, global CFO at a multibillion-dollar AI company, and guided **late-stage investments** as Managing Partner

Morgan Stanley | OPPENHEIMER | IBM

---

15 Years of Experience



Steven Handwerker
CFO and Director

- **Experienced financial executive** with 15+ years investing in and analyzing financial services and FinTech businesses with leadership positions across **multiple SPAC platforms**
- **Proven track record across public and private markets,** serving as CFO for multiple acquisition companies, advising FinTech and technology firms, and **driving end-to-end SPAC execution**, strategic finance, and operational outcomes

CITADEL | BARCLAYS | FS FinServ Acquisition Corp.

Previous Case Studies

Closing March 2026
plum
Combination with
Tactical Resources

Closed September 2024
plum
Combination with
veea

Closed June 2021
FS FinServ Acquisition Corp.
Combination with
Katapult

4

5 CTR – Essential Minerals, Infinite Possibilities Eric Thayer CFO 30 Years of Experience 35 Years of Experience Rod Colwell CEO and Director • Seasoned founder and corporate executive specializing in clean energy, critical minerals, and commercial property development, combining over thirty - five years of experience to lead CTR’s Hell’s Kitchen Power and Critical Minerals development • Respected leader in the U.S. critical minerals and energy sectors with appointments, including Commissioner to the Blue - Ribbon Lithium Valley Commission and Board Director at NAATBatt International. Significant experience in the commercialisation of new technologies with an emphasis on value realisation, capital management, and commercial negotiation • Experienced finance executive across a broad cross - section of industries, including oil and gas, power, geothermal, commodities, real estate, and consulting • Strategic leader in organizational design with a proven track record in development and finance , including 11 greenfield and brownfield projects with a cumulative value over $2B, acquisitions and divestitures at $5.9B, management of $3 - 5B annual budgets, and assistance in a $17B corporate restructure

6 Proven Lithium Extraction Demonstration Plant operating at 1/15 th commercial scale Integrated Model combines renewable geothermal power with critical mineral extraction in a single, co - located facility Positioned at the Intersection of Two Megatrends: Energy Transition and Critical Minerals Surging lithium demand , onshoring supply chain, and global investment momentum present market tailwinds Strong U.S. Government Support - Billions in funding for critical minerals and clean energy sectors Strategic collaborations and investments with Global Auto Manufacturers and Energy Industry From Brine to Battery: A Complete Solution for the Energy Transition

Global Data Center Growth is Redefining Power and Critical Minerals Demand • 50% of new U.S. power demand growth is now coming from data centers • Data centers are projected to use more than 134 GW of new baseload power in the U.S. by 2030 Operational Data Centers Planned Data Centers Data Centers expected to comprise ~8% of U.S. power demand by 2030 IEA, S&P Global, Data Center Map – Enerdatics. Power demand – IEA, Goldman Sachs, EIA Data Center electricity use expected to triple by 2030 • Data centers require 24 - 7 baseload power - with a preference for clean energy • Rising data center demand is driving growth in Battery Energy Storage Systems (BESS) 7

Lithium demand is no longer just an EV story

BESS expected to surge to **~22%** of future lithium demand by 2035

Global BESS deployments up **~35% YoY**

U.S. Defense prioritizing BESS procurement and deployment

BESS Market Share Anticipated Growth of 175% since 2021



EV
BESS
Other
~0.4 TWh
8%
66%
2021a
~1 TWh
14%
72%
2023a
~1.5 TWh
22%
75%
2025e

Global lithium demand rising sharply, with volumes projected to double by 2035

BESS expected to require 700,000+ tonnes LCE by 2035



Global LCE Demand (million tonnes)
1.44
1.64
3.1
2025
2026
2035

Source: BMI, Rho Motion, Canaccord Genuity, DoD Battery Briefing, 2025

8

Office of Energy Dominance Financing Strategic funding and investment programs Accelerate Geothermal Energy Development Executive Order I mmediate Measures to Increase U.S. Mineral Productio n Executive Order U.S. - Australia Critical Minerals Framework JP Morgan $1.5 Trillion Security and Resilience I nitiative Orion $1.8 Billion Critical Mineral Consortium Powerful Actions Taken by U.S. Government and Private Sector to Unleash American Energy & Critical Minerals Independence “This is just an awesome resource that’s under our feet. Let’s work together to better energize our Country and reshore manufacturing.” U.S. Secretary of Energy, Chris Wright

CTR's Two Subsidiaries Address U.S. Critical Minerals and Power Demand

CTR

American Critical Resources

- ~50 MW renewable baseload power generation
- ~100,000 metric tons lithium carbonate per year
- ~3,000,000 metric tons of potash
- Zinc, manganese, critical minerals

American Data Power

- ~600 MW renewable baseload power generation
- Clean Energy Complex and Infrastructure
- Powered-site availability for colocation of advanced manufacturing and data centers

Unleashing a Vast Strategic U.S. Power & Critical Minerals Resource

Power
~650 MW

- 24/7 clean baseload energy from geothermal wells
- Powers mineral extraction and advanced manufacturing industries (battery plants, data centers)

Lithium
~100,000 tpa

- Core component for EV batteries and energy storage systems
- Demand projected to double by 2035; critical for electrification and decarbonization

U.S. Critical Mineral

Potash
~3,000,000+ tpa

- Essential fertilizer for global agriculture
- Supports food security and sustainable farming practices
- The U.S. imports ~93% of its potash needs

U.S. Critical Mineral

Polymetallics
~450,000+ tpa

- Zinc and Manganese used for high-performance battery cathodes
- Essential for defense, energy applications, and agriculture

U.S. Critical Mineral

Critical Minerals
U.S. Designated

- 34 of 60 U.S. designated Critical Minerals present in Salton Sea brine
- Use in advanced electronics, aerospace, and defense technologies

U.S. Critical Minerals

CTR

Note: CTR's estimated annual capacity includes all stages and is derived from Definitive Feasibility Study for Stage 1 Power and Lithium, ACR Brine Chemistry Analysis, Prudentia - Heat, Mass & Energy Balance, and Baker Hughes field development plan.

11

Power & Critical Minerals Power & Critical Minerals Power & Critical Minerals Modular Designed Project Stages for Rapid Expansion Capacity Stage 1 ready to advance to construction Land control: ~4,000 acres Designed to accommodate powered sites for colocation of advanced manufacturing and data centers Power Power Power Power & Critical Minerals Concept Image - Hell’s Kitchen - Imperial County, California The concept image depicted is for illustrative purposes only. The actual layout and design of the Hell’s Kitchen Project, including the scale of operations, may vary from the concept image depicted.

Stage 1 Ready for Commercial Capacity Construction



1. Baseload Power
2. Polymetallics & Critical Minerals
3. Direct Lithium Extraction
4. Lithium Refining Plant
5. Potash (KCl)

1. Geothermal wells at ~6,000-8,000 feet produce brine and steam to generate clean baseload energy.
2. Brine is conditioned to allow for the efficient extraction of multiple critical minerals, including zinc and manganese.
3. Lithium chloride is extracted from brine utilizing proven Aquatech DLE technologies.
4. Fully integrated lithium refining plant converts lithium chloride to battery-grade lithium products.
5. Capacity for a potash (KCl) extraction step post DLE. Depleted brine is returned to the geothermal reservoir.

Concept Image - Hell's Kitchen - Stage 1

The concept image depicted is for illustrative purposes only. The actual layout and design of the Hell's Kitchen Project, including the scale of operations, may vary from the concept image depicted.

Source: Definitive Feasibility Study (DFS) – Stage 1 Power and Lithium, CTR Brine Chemistry Analysis, Prudentia - Heat, Mass & Energy Balance (HMEB) 14 Status Stage 5 - 7 Stage 4 Stage 3 Stage 2 Stage 1 CTR Resource Estimated Definitive Feasibility Study completed for Stage 1 integrated lithium hydroxide & geothermal power generation facility 300 100 100 100 50 Power ~650 MW TBD 25,000 25,000 25,000 25,000 Lithium ~100,000 TPA Scoping studies in progress with technology and offtake partners TBD 112,500 112,500 112,500 112,500 Polymetallics ~450,000 TPA TBD 750,000 750,000 750,000 750,000 Potash (KCI) ~3,000,000 TPA Includes Cesium, Rubidium, Boron, Barium, Strontium, etc. Capacities not disclosed publicly Other Critical Minerals A High Growth Diversified Power and Critical Minerals Resource One of the world’s largest geothermal brine reservoirs with 34 of 60 designated U.S. Critical Minerals identified 14 Direct Access via State and Interstate routes IID electric power transmission and water supply utility Union Pacific Railroad with Port access Stable region with skilled workforce Geothermal plants operating for 40+ years Note: CTR’s estimated annual capacity is derived from Definitive Feasibility Study for Stage 1 Power and Lithium, ACR Brine Chemistry Analysis, Prudentia - Heat, Mass & Energy Balance, and Baker Hughes field development plan.

Additional Availability of Defense Materials Vital to U.S. National Security

Research and development underway to unlock additional defense critical minerals and materials

Cs – Cesium

Defense Use: Atomic clocks, quantum sensing, secure communications.

Foreign Sources: China dominates global reserves.

CTR Advantage: One of the only known U.S. sources of naturally occurring cesium in brine.

Rb – Rubidium

Defense Use: Quantum devices, precision navigation, secure timekeeping.

Foreign Sources: China, Canada.

CTR Advantage: Currently unmined in the U.S.

B – Boron

Defense Use: Armor plating, control rods in naval reactors, advanced materials.

Foreign Sources: Turkey (dominant), Argentina.

CTR Advantage: Enhances U.S. resilience in defense-grade Boron supply.

Ba – Barium

Defense Use: Radiation shielding and armor, energy production, and electronics.

Foreign Sources: China, India, Morocco.

CTR Advantage: U.S. almost 100% import-reliant.

Sr – Strontium

Defense Use: Infrared detection systems; Sr-90 in radioisotope power systems.

Foreign Sources: Mexico, China.

CTR Advantage: Secures domestic availability from a brine co-product stream.

U.S. Critical Minerals (Cesium, Rubidium, Boron, Barium) | Non-Critical (Strontium)

Salton Sea:
Known Geothermal Resource Area

Hell's Kitchen Project is the northern extension of the known, proven resource area with an assessed power potential of ~1,100MW

- The Salton Sea Known Geothermal Resource Area (SSKGRA) is located in the Imperial Valley of Southern California
- The Imperial Valley forms part of the Salton Trough, a structural depression on the boundary between two tectonic plates
- Active faulting in the SSKGRA produces permeable conduits for the convection of hot, mineral-rich geothermal brine
- Reservoir temperatures at the Salton Sea are among the hottest of any geothermal area in the world, with measured values up to 734°F (390°C)



Hell's Kitchen Geothermal Area
220 °C/km Shallow Thermal Anomaly
Salton Buttes
Bouguer Anomaly (milligals)
N
Coachella Canal
45
40
35
30
25
20
30
35
Niland
Estelle
Calipatria
Wiest
-175 ft
S30
Miles
Kilometers
Esri, NASA, NGA, USGS

Electrical generation from the SSKGRA began in 1982 and has **operated for over 40 years with no major declines in pressure, temperature, or production**, demonstrating a large, long-life raw-material supply source

Source: CTR Preliminary Economic Assessment (PEA), UC Davis Report: *Characterizing the Geothermal Lithium Resource at the Salton Sea*, November 2023.

We’ve Studied it 12+ Years Advancing Hell’s Kitchen with Global Partners NI - 43 - 101 Technical Report Preliminary Economic Assessment Definitive Feasibility Study (Stage1) Resource Evaluation Report Installation of two geothermal wells Resource Capacity Report Demonstration & Optimization Plant Conditional Use Permit (Stage 1) Field Development Plan - Power Imperial County Draft LVSP and PEIR 17

We've Proven It

Definitive Feasibility Study Confirms 30-year Operating Life

- **Definitive Feasibility Study** conducted by Baker Hughes following reserve/resource classification guidelines as outlined by the SEC under S-K 1300. supports 30-year operating life for Stage 1.
- **Operated Demonstration & Optimization plant** to validate and optimize brine feed chemistry for downstream direct lithium extraction (DLE) testing.
- Located within one of the world's largest geothermal resource areas with reported proven resource of 4.1 million metric tons and probable resource of 18 million metric tons of LCE.[1]

770 hours of steady DLE operation at **1/15th commercial scale**

Achieved greater than **97% lithium recovery** through DLE operations

Produced **lithium chloride** suitable for downstream processing

Converted to **lithium hydroxide monohydrate** using conventional Aquatech technologies

Source: Lawrence Berkeley National Laboratory 'Geothermal Lithium Resource at Salton Sea, 2023' *Report does not conform to a SEC or CSA standard*

18

We’ve Planned For It Permitting and Environmental - Conditional Use Permit Approved for Stage 1 Power and Critical Minerals Counterpart y (P ermit Required) Statu s Stage s Overview of Permits Acquired In Progress Construction & Operations Drilling Activities Conduct Research Conduct Seismic Survey Purpo se ▪ Designated FAST - 41 Project ▪ US Army Corp of Engineers (Lead) ▪ California Fish and Wildlife ▪ Air Quality Management District ▪ Colorado River Basin - California Regional Water Quality Control Board (RWQCB) (401) x Imperial County Conditional Use Permit obtained in January 2024 x CEQA EIR – Notice of Determination issued x California Fish and Wildlife (1602) x Various local and state permits ▪ Imperial County Planning and Development Services — CEQA Documentation — Environmental Evaluation Committee — Conditional Use Permit ▪ California Regional Water Quality Control Board ▪ California Fish and Wildlife (Lake and Streambed Alteration Agreement) ▪ US Army Corp of Engineers ▪ CalGEM permits for well drilling issued at time of drilling ▪ Research Use Application for research activities on California Fish and Wildlife lands Letter of Approvals for: ▪ California Fish and Wildlife ▪ US Army Corp of Engineers ▪ Imperial County Planning and Development Services Near completion Stage 1 Stage 1 Stage 1 Stage 1 Stage 1 19

We’re Building It

Long-Lead Equipment Staged for Construction

Advanced Development

- ~$285 million invested in Stage 1 development
- 2 existing ~25 MW_e wells
- Stage 1 long-lead equipment built and staged

A Trained & Ready Local Workforce

- Project Labor Agreement executed - de-risking construction program
- Local, trained workforce via Imperial Valley College ‘LIFT’ program.

Best - In - Class ESG Credentials for Baseload Power and Critical Minerals Small physical footprint Fully integrated with no overseas processing Near - zero CO 2 emissions No open - pit mining or evaporation ponds Powered by renewable energy and steam Maximizes Water Recycling

Near-Zero Carbon Footprint with Access to Industrial Water

Estimated Annual CO_2 emissions per 650MW Power Station by Generation Source (tCO_2)


332,000
4,650,000
3,320,00
Coal (Pulverized Coal)
Gas Combined Cycle
CTR Geothermal

Estimated CO_2 emissions per tonne Lithium Hydroxide Monohydrate ($tCO_2/tLHM$)


Geothermal de minimis
7.4
14.8
AU / Chinese Conversion
Conventional Argentine Brine
CTR Geothermal Brine

IID Water Supply

- IID has senior water rights to 3.1 million acre-feet of Colorado River water annually
- Primary use is for agriculture, with allocations for industrial and community needs
- IID has adopted resolution to ensure water availability for additional new industry


Municipal & Industry 4%
Agriculture 96%

Source: CO_2 comparison for Coal and Gas – The Intergovernmental Panel on Climate Change (IPCC);
Source: Jade Partners/Minviro Report: *The CO_2 Impact of the 2020s Battery Quality Lithium Hydroxide Supply Chain*, January 2020
Source: IID Board Adopts Resolution Reinforcing Colorado River Resources

22

Located in a Clean Energy, Manufacturing & Data Industry Precinct The Lithium Valley Specific Plan and Programmatic Environmental Impact Report will streamline permitting and approval processes in the region to attract investment and development across multiple industries x Renewable Energy x Material Processing x Data Centers x Battery Manufacture x Battery Storage x Recycling / Waste x Auto Manufacture x Hydrogen Production x Business Services x Logistics, Rail

Highly Experienced Lead Execution Team Rod Colwell CEO & Board Director 35+ years of experience in property, clean energy, and minerals commercial development Jim Turner President & Board Director 40+ years senior management positions in chemicals and renewable energy sectors Eric Thayer Chief Financial Officer 30+ years of experience in finance strategy, corporate development, org design, project finance and valuation Danny Sims Ph.D. P.G. Manager, Geology 35+ years of experience in mining and geothermal. Former VP Geology overseeing geologic support for successful Salton Sea development drilling James Suubam Head of Operations & Maintenance Multi - commodity operations leader with 20+ years experience across technical and leadership roles, including two Northern Nevada gold startups Paul Mead Senior Environmental Permitting Manager 30+ years managing environmental programs and compliance across utilities, industry, and government Gerald Font General Project Manager 25+ years delivering lithium and energy storage projects, including Albemarle DLE & conversion Lauren Rose Chief Communications Officer Communications, marketing and project development specialist with 30+ years of experience in the media and marketing sectors

Valuation Benchmarking G Transaction Overview

26 Select Comparable Peer Groups A Unique Project that Gives Investors Exposure to Geothermal Energy, Battery Grade Lithium, Polymetallics, Potash & Critical Minerals Geothermal Power Lithium Polymetallics Potash Critical Minerals (1) (1) Arcadium Lithium was acquired by Rio Tinto in March 2025 and became a private company (2) Livent was acquired by Allkem in December 2023 and became a private company (Private) (Private) (2) (Private)

Key Metrics by Group

Comparable Groups	Company	Enterprise Value	Capacity (M)	EV / Capacity
Geothermal Power	Ormat Technologies	$9,561M	9.37 MWh	$1,021/MWh
	Fervo Energy	$2,910M (1)	4.38 MWh	$664/MWh
	Mean			**$843/MWh**
	Median			**$843/MWh**
Lithium (Public)	Lithium Americas	$1,745M	0.05 MTPA (4)	$35,188/MTPA
	Standard Lithium	$876M	0.03 MTPA (5)	$29,054/MTPA
	Sigma Lithium	$1,557M	0.04 MTPA	$40,969/MTPA
Lithium (Private)	Arcadium Lithium	$6,900M (2)	0.20 MTPA	$34,500/MTPA
	Livent	$3,800M (3)	0.10 MTPA	$38,000/MTPA
	Mean			**$35,542/MTPA**
	Median			**$35,188/MTPA**
Polymetallics	TMC the Metals Company	$2,780M	2.56 MTPA	$1,085/MTPA
	Talon Metals	$597M	0.67 MTPA	$891/MTPA
	Nexa Resources	$3,115M	12.51 MTPA	$249/MTPA
	Osisko Metals	$480M	0.21 MTPA	$2,255/MTPA
	Mean			**$1,120/MTPA**
	Median			**$988/MTPA**
Potash	Nutrien	$44,724M	20.60 MTPA	$2,171/MTPA
	Mosaic	$12,025M	13.70 MTPA	$878/MTPA
	Mean			**$1,524/MTPA**
	Median			**$1,524/MTPA**
Critical Minerals	Energy Fuels	$4,923M	0.04 MTPA	$111,892/MTPA
	USA Rare Earth	$3,735M	0.05 MTPA	$82,083/MTPA
	Compass Minerals Intl	$1,850M	0.02 MTPA	$82,227/MTPA
	Iluka Resources	$2,106M	0.02 MTPA	$140,392/MTPA
	Mean			**$104,149/MTPA**
	Median			**$97,060/MTPA**

Source: Public filings, company websites, Pitchbook, FactSet data as of 2/20/2026

(1) Post-money valuation from the latest financings in December 2025 (2) Valuation at the time of the March 2025 merger with Rio Tinto (3) Valuation at the time of the December 2023 merger with Allkem (4) Represents Lithium Americas' ownership of stage 1 and 2 development (5) East Texas Project is excluded from Standard Lithium's capacity given the early stage of development

27

28 Illustrative Sum - of - the - Parts Valuation Lithium Polymetallics Geothermal Power Critical Minerals Estimated Annual Capacity (1) 5,409,300 MWh 100,000 TPA 450,000 TPA 3,000,000 TPA Peer Multiple EV/Capacity $843/MWh $35,188/MTPA $988/MTPA $1,524/MTPA Valuation $4,558M $3,519M $445M $4,573M Sum - of - the - Parts (2) $13,094M Source: Public filings, company websites, FactSet data as of 2/20/2026 (1) CTR’s estimated annual capacity includes Stages 1 - 7 and is derived from Definitive Feasibility Study for Stage 1 Power and Lithium, ACR Brine Chemistry Analysis, Prudentia - Heat, Mass & Energy Balance, and Baker Hughes field development plan (2) Excludes additional value from Critical Minerals capacity Potash Undisclosed $97,060/MTPA Undisclosed

Large Revenue Potential from Diversified Business Model

Revenue Potential			
Power			
Estimated Price Per MWh	$110	$120	$130
Estimated Annual Capacity	5,409,300	5,409,300	5,409,300
Annual Revenue at Capacity	$595M	$649M	$703M
Lithium			
Estimated Price Per TPA	$18,000	$20,000	$22,000
Estimated Annual Capacity	100,000	100,000	100,000
Annual Revenue at Capacity	$1,800M	$2,000M	$2,200M
Polymetallics			
Estimated Price Per TPA	$80	$100	$120
Estimated Annual Capacity	450,000	450,000	450,000
Annual Revenue at Capacity	$36M	$45M	$54M
Potash			
Estimated Price Per TPA	$350	$400	$450
Estimated Annual Capacity	3,000,000	3,000,000	3,000,000
Annual Revenue at Capacity	$1,050M	$1,200M	$1,350M
Potential Annual Revenue at Capacity[1]	**$3,481M**	**$3,894M**	**$4,307M**

	Power	Lithium
Stage 1 OpEx[2]	~$33 Per MWh	~$8,300 Per TPA
Stage 1 Margin[2]	~72%[3]	~58%[3]
Stage 1 CapEx[2]	$550M For 50 MWs of Power	$1.5B For 25,000 TPA of Lithium

Definitive Feasibility Study for Stage 1 supports **competitive OpEx** and **CapEx** compared to other competing projects, resulting in **strong financial returns** for Investors

Source: Public filings, company websites, FactSet data as of 2/20/2026
Note: Prices are based on current management estimate and are subject to change. These figures are dependent on product mix and market pricing at that time and may not be updated in the future to account for changes in circumstances or the applicable market pricing
(1) Excludes potential revenue from Critical Minerals (2) OpEx and CapEX assumptions are based on DFS report prepared by Baker Hughes, using SEC S-K 1300 Guidelines, and include SG&A and corporate overhead (3) Based on median estimated sale price

2029 2028 2027 2026 Estimated CapEx Estimated Sources Estimated Date of Completion Q4 Q3 Q2 Q1 Q4 Q3 Q2 Q1 Q4 Q3 Q2 Q1 Q4 Q3 Q2 Q1 $25 Q1 2026 BCA Signed and Bridge Funding $110 Q3 2026 Deal Closes and PIPE Funding $425 Q4 2026 Stage 1 Power - Project Debt $40 Q4 2026 Stage 1 Power - FID $60 Q1 2028 Stage 1 Lithium/Polymetallics - FID $460 Q1 2028 Stage 1 Power - COD $425 Q4 2027 Stage 1 Lithium/Polymetallics - Equity Raise $1,025 Q4 2027 Stage 1 Lithium/Polymetallics - Project Debt $1,450 Q4 2029 Stage 1 Lithium/Polymetallics - COD Start of Revenue Generation Stage 1 - Near Term Development Timeline Geothermal Power Lithium Source: Management estimates

Transaction Summary

Transaction Highlights

Valuation	• CTR pre-money equity value of $4.5B • Transaction implies ~$4.7B pro-forma enterprise value
Financing	• Assumes CTR raises a $25M Convert and $100M PIPE at $10.00 per share • Assumes 0% redemption from ~$180M Plum IV's Cash in Trust • Expected uses include development and construction of Stage 1 Power and Lithium
Structure	• CTR shareholders would rollover 100% of their equity and are expected to hold ~90.6% of the outstanding pro-forma equity[1]

Sources & Uses ($M)

Sources	
CTR Rollover Equity	$4,500
Cash in Trust[3][4]	$180
Convertible Note and PIPE[5]	$125
Total Sources	**$4,805**

Uses	
Equity to CTR	$4,500
Cash to Balance Sheet[2]	$285
Illustrative Transaction Expenses	$20
Total Uses	**$4,805**

Pro-Forma Valuation

($M except share price)

Shares Outstanding (M)	**496.6**
Share Price	$10.00
Equity Value	**$4,966**
(-) PF Net Cash[2]	($285)
Enterprise Value	**$4,681**

Pro-Forma Ownership[6]

	Shares (M)	% Own.
CTR Rollover Equity[6]	450.0	90.6%
Public Shareholders[4][7]	17.3	3.5%
Convertible and PIPE Investors	12.5	2.5%
Advisory Shares	10.0	2.0%
Plum Sponsor	6.8	1.4%



(1) Assumes 0% redemptions. (2) Includes Plum IV cash-in-trust plus PIPE and Convertible Note investment less illustrative expenses. (3) Plum IV cash-in-trust was ~$180M as of 12/30/25. For illustrative purposes only and does not entirely account for additional accrued interest on cash in trust, which would increase trust value per share at close. (4) Assumes no Plum IV shareholders exercise redemption rights to receive cash from trust account at closing. (5) Based on PIPE commitments expected at the time of BCA signing. (6) Shares include the anticipated conversion of the existing strategic investors' parent-company stake and are calculated at $10.00 per share while final calculations will be based on redemption price. (7) Does not include outstanding warrants.

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